Exhibit 4.3
INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH Of PENNSYLVANIA MICHAEL BAKER CORPORATION THIS CERTIFICATE IS HANSFCRAQLE IN THE CITY Of NEW YORK OR PITTSBURGH COMMON STOCK cusip 057149 10 6 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE SI PER SHARE. OF MICHAEL BAKER CORPORATION (herein called the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of the Corporation (a copy of which is on file at the office of the Transfer Agent), to all of which the holder by acceptance hereof expressly assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Dated:

MICHAEL BAKER CORPORATION The Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and the variations in the relative rights and preferences between the shares of each series of each class authorized to be issued in series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. The following abbreviations, when used in the inscription on the face of this certificate, shall he amstrued as though they were written out in lull according to applicable bus or regulations: TEN COM -as tenants in common UN IK GIFT MIN ACT- custodian TEN ENT -as tenants by the enureues (Minor) JT TEN -as joint tenants with right of under uniform Gifts to Minors survivorship and not as tenants Act in common (State) Additional abbreviations may also be used though not in the above use.